Jamba, Inc. Announces Second Quarter 2014 Financial Results

Comparable Store Sales Increase as Fresh-Squeezed Juice Rolls Out

Juices Now Offered by More Than 500 Jamba Stores

Net income flat at $6.4 million; non-GAAP net income $7.7 million, an increase of 21.3%; G&A Decreases

Tech Innovations Score Breakthroughs with Consumers

EMERYVILLE, Calif., August 4, 2014 --Jamba, Inc. (NASDAQ:JMBA) today reported unaudited financial results for the second fiscal quarter ended July 1, 2014. Jamba® recorded quarterly comparable store sales(1) increases for company-owned and franchise-operated stores, driven by the expansion of Jamba’s fresh-squeezed juice and whole food blending platform.

Juice and whole food blending was introduced to 376 stores during the quarter as a result of the accelerated national rollout, bringing the new platform to a total of 508 Jamba units by quarter end. The juice platform, which was available for only one month during the quarter in most units, is on target to add 300-400 basis points to sales based upon store sales to date. Beyond juice, Jamba continued its global growth with 19 units opened in domestic and international markets, putting the Company on track to reach its annual target of 60-80 new units. The Company also made progress on its refranchising efforts / transition to an asset-light model and decreased the number of company operated stores to 258 at quarter end. This transition helped contribute to our reduction in general and administration (G&A) expense by 6.4% year-over-year to $9.6 million.

Highlights for the 13 weeks ended July 1, 2014, compared to the 13 weeks ended July 2, 2013:

•	Company-owned comparable store sales(1) increased 2.5% for the quarter compared to the prior year period.

•	System-wide comparable store sales(1) increased 2.2% and franchise-operated comparable store sales(1) rose 2.0% for the quarter compared to the prior year period.

•	Net income was $6.4 million, or $0.36 diluted earnings per share for the quarter, flat compared to the prior year period. On a non-GAAP basis excluding one-time costs relating to the Company’s juice launch, adjusted net income(2) was $7.7 million, or $0.44 diluted earnings per share for the quarter, an increase of 22.2%.

•	Total revenue decreased 5.4% to $64.2 million compared to total revenue of $67.8 million for the prior year period, primarily caused by a decrease in the number of company-owned stores due to the Company’s refranchising initiatives.

•	Income from operations was $6.6 million, flat with the prior year period. Operating margin improved by 60 basis points to 10.3% for the second quarter of 2014. On a non-GAAP basis excluding one-time costs relating to the Company’s juice launch, adjusted income from operations(2) was $8.0 million, an increase of $1.4 million.

•	General and administration expense decreased 6.4% to $9.6 million compared with $10.2 million for the prior year period. On a non-GAAP basis excluding one-time costs relating to the Company’s juice launch, adjusted general and administration expense(2) was $9.3 million, a decrease of $1.0 million.

•	Global development continued with franchisees opening 19 Jamba Juice stores -- 13 domestically, including one Smoothie Station, and six in International markets. At quarter end, there were 857 stores globally; 258 company stores, 551 domestic franchise stores and 48 international franchise stores.

•	376 stores launched fresh-squeezed juice in the quarter – 120 Company-owned stores and 256 franchise-operated units.

•	By mid-July, the Jamba Insider Rewards™ loyalty program enlisted more than one million members in less than five months, outpacing the rate of other industry leaders. At the same time, the ISIS® mobile wallet was used for one million transactions to redeem free Jamba® smoothies and juices.

“Our second-quarter marked a significant milestone for Jamba as we continue to successfully execute on our U.S. growth strategy and drive shareholder value. Our fresh-squeezed juice and whole food blending platform is now in more than 500 stores across the U.S. While we’re in the very early days of this national rollout, we are very pleased with the marketplace excitement, consumer acceptance and incremental sales generated by this initiative,” said James D. White, chairman, president and CEO of Jamba, Inc.

“The full impact of juice is not captured in our second quarter results, but in our core California market, which served as a pilot for juice, same store sales increased 3.6%, and while we are only one month into the third quarter, the initial results are positive and indicate that we are off to a strong start, up 6-7% on a same store sales basis. By year-end, we believe we will have established Jamba as the clear national leader in fresh-squeezed juice. In addition, two recent technological innovations – a smart-phone enabled customer loyalty program and a mobile payment system – achieved significant breakthroughs with high levels of consumer engagement and use,” Mr. White said.

Second Quarter Fiscal 2014 Results

Revenue

For the 13 weeks ended July 1, 2014, total revenue decreased 5.4% to $64.2 million from $67.8 million in the prior year period. The decrease is primarily caused by the reduction in the number of Company-owned stores due to the Company’s refranchising strategy, partially offset by the 2.5% increase in Company-owned comparable store sales(1). The number of Company-owned stores at the end of the 13 week periods ended July 1, 2014 and July 2, 2013 was 258 and 295, respectively. The increase in Company-owned comparable store sales(1) of 2.5% was driven primarily by an increase in average check of 410 basis points, partially offset by a decrease in transaction count of 160 basis points. During the 13 week period ended July 1, 2014, franchise-operated comparable store sales(1) increased 2.0%. Franchise and other revenue increased 24.6% to $5.6 million from $4.5 million in the prior year period. JambaGO® and CPG revenue was $1.5 million for the 13 week period ended July 1, 2014 and $1.1 million for the prior year period.

Income from Operations and Operating Margin

The Company’s operating margin improved by 60 basis points to 10.3% for the second quarter of 2014 compared to 9.8% for the quarter ended July 2, 2013. On a non-GAAP basis excluding one-time costs relating to the Company’s juice launch, adjusted income from operations(2) was $8.0 million, an increase of $1.4 million. The $1.4 million improvement primarily reflected reduced cost of goods sold and labor cost resulting from sampling and promotional activities and reduced general and administration expenses.

Retail Growth

During the quarter, 376 stores launched fresh-squeezed juice – 120 Company-owned stores and 256 franchise-operated. As of July 1, 2014, 508 Jamba Juice® stores offered the fresh-squeezed juice platform.

At quarter end, system-wide, Jamba® had 809 stores in the United States, of which 551 are franchise-operated stores, and 258 are Company-owned. Franchise-operated stores include 34 Jamba Smoothie Stations™, the limited menu express format.

During the quarter, Jamba opened 13 new domestic franchise-operated stores, of which five are non-traditional and eight traditional, and six international franchise-operated stores, two of which are in the Philippines, two in Canada, one in Mexico and one in South Korea. No new Company-owned stores opened during the quarter; 16 stores were closed globally. Over 1,800 JambaGO® units were in operation.

Liquidity

On July 1, 2014, the Company held $32.4 million in cash and cash equivalents, flat compared to cash and cash equivalents at December 31, 2013. As of July 1, 2014 the Company did not have any restricted cash.

Outlook for 2014

The Company continues to expect to achieve the following results for fiscal 2014:

•	Positive Company-owned comparable store sales(1) of 2.0% - 4.0% ;

•	Store-level margin of 18.0% - 19.0%;

•	Operating margin of 2.0% - 3.0%;

•	60 - 80 new U.S. and international store locations;

•	Up to 1,000 new JambaGO® installations.

Webcast and Conference Call Information

A conference call to review the second quarter 2014 results will be held today, August 4, 2014 at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 407-3982 or for international callers by dialing (201) 493-6780. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 13586372. The replay will be available until August 25, 2014. The call can be accessed from the Company’s website at www.jambajuice.com under the Corporate Investor Relations section or directly at http://ir.jambajuice.com.

About Jamba, Inc.

Jamba, Inc., (the “Company”) owns and franchises Jamba Juice® stores through its wholly-owned subsidiary, Jamba Juice Company. Jamba Juice Company is a leading restaurant retailer of better-for-you, specialty beverage and food offerings, which include great tasting, whole fruit smoothies, fresh-squeezed juices and juice blends, hot teas and a variety of food items including, hot oatmeal, breakfast wraps, sandwiches, Artisan Flatbreads™ , baked goods and snacks. As of July 1, 2014, there were 857 store locations globally. There were 258 Company-owned and operated stores and 551 franchise-operated stores in the United States, and 48 franchise-operated international stores. Jamba Juice Company expanded the Jamba® brand by direct selling of consumer packaged goods (“CPG”) and licensing its trademarks. CPG products for at-home enjoyment are also available online, through select retailers across the nation and in Jamba® outlets in the United States.

Fans of Jamba Juice® can find out more about Jamba Juice's locations as well as specific offerings and promotions by visiting the Jamba Juice website at www.JambaJuice.com or by contacting Jamba’s Guest Services team at 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including the statements made under the caption “Outlook for 2014” and any other estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement.  Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC.  Many of such factors relate to events and circumstances that are beyond the Company’s control.  You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Contact:

Investor Relations

Dara Dierks

ICR

646-277-1212

investors@jambajuice.com

Non-GAAP Financial Measures

The Company provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The Company believes that providing these non-GAAP measures to its investors, in addition to corresponding GAAP income statement measures, provides investors the benefit of viewing the Company's performance using the same financial metrics that the management team uses in making many key decisions and understanding how the Company's core business operations may perform and may look in the future. The non-GAAP financial measures are discussed further in Footnotes below.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Footnotes

(1)	Comparable store sales are calculated using sales of Jamba Juice® stores open more than one full year. Company-owned comparable store sales percentages are based on sales from Company-owned stores included in our store base. Franchise-operated comparable store sales percentages are based on sales from franchised stores, as reported by franchisees, which are included in our store base. System-wide sales percentages are based on sales by both Company-owned and franchise-operated stores, as reported by our franchisees, which are included in our store base. Company-owned stores that were sold in refranchising transactions are included in the Company-owned store base for each accounting period of the fiscal quarter to the extent the sale is consummated at least three days prior to the end of such accounting period, but only for the days such stores have been Company-owned. Thereafter, such stores are excluded from the store base until such stores have been franchise-operated for at least one full fiscal period, at which point such stores are included in the franchise-operated store base and compared to sales in the comparable period of the prior year. Comparable store sales exclude closed locations. Company-owned comparable store sales percentages as used herein, may not be equivalent to Company-owned comparable store sales as defined or used by other companies. Franchise-operated comparable store sales percentages and system-wide sales percentages as used herein are non-GAAP financial measures and should not be considered in isolation or as substitute for other measures of performance prepared in accordance with generally accepted accounting principles in the United States. Management reviews the increase or decrease in Company-owned comparable store sales, franchise-operated comparable store sales and system-wide sales compared with the same period in the prior year to assess business trends and make certain business decisions. The Company believes the data is useful in assessing the overall performance of the Jamba® brand and, ultimately, the performance of the Company, the Company-owned stores, and franchise-operated stores.

(2)	Non-GAAP adjusted net income is calculated as net income as determined in accordance with GAAP excluding the cost items as specifically identified in the non-GAAP reconciliation schedules set forth below associated with the Company’s juice launch. The Company believes that net income adjusted to exclude the costs of the Company’s juice launch is a helpful indicator of the Company's operating performance in that it shows the net gain/loss without the impact of what the Company believes to be a one-time up front cost. Management does not believe such costs are reflective of the Company's ongoing performance and accordingly excludes those items from non-GAAP adjusted net income/loss.

JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	July 1,	December 31,
(In thousands, except share and per share amounts)	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$32,376	$32,386
Receivables, net of allowances of $223 and $291	14,926	14,110
Inventories	2,429	2,670
Prepaid and refundable taxes	237	483
Prepaid rent	2,954	307
Prepaid expenses and other current assets	5,914	6,727
Total current assets	58,836	56,683

Property, fixtures and equipment, net	40,032	37,485
Goodwill	1,233	1,233
Trademarks and other intangible assets, net	1,535	1,317
Other long-term assets	3,154	1,198
Total assets	$104,790	$97,916

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,445	$5,086
Accrued compensation and benefits	7,430	5,538
Workers' compensation and health insurance reserves	1,511	1,046
Accrued jambacard liability	33,215	37,121
Other current liabilities	14,785	13,082
Total current liabilities	62,386	61,873
Deferred rent and other long-term liabilities	6,967	9,201
Total liabilities	69,353	71,074

Commitments and contingencies

Stockholders' equity:
Common stock, $.001 par value, 30,000,000 shares authorized; 17,209,127 and 17,154,655
shares issued and outstanding at July 1, 2014 and December 31, 2013, respectively.	17	17
Additional paid-in-capital	393,632	391,234
Accumulated deficit	(358,317)	(364,409)
Total equity attributable to Jamba, Inc.	35,332	26,842
Noncontrolling interest	105	-
Total stockholders' equity	35,437	26,842
Total liabilities and stockholders' equity	$104,790	$97,916

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	13 Week	13 Week	26 Week	26 Week
	Period Ended	Period Ended	Period Ended	Period Ended
(In thousands except share and per share amounts)	July 1, 2014	July 2, 2013	July 1, 2014	July 2, 2013

Revenue:
Company stores	$58,632	$63,365	$105,904	$115,134
Franchise and other revenue	5,566	4,469	9,927	8,385
Total revenue	64,198	67,834	115,831	123,519

Costs and operating expenses:
Cost of sales	13,587	14,858	25,169	27,262
Labor	16,243	16,849	30,573	32,604
Occupancy	6,899	7,319	13,866	14,695
Store operating	8,495	9,040	15,897	17,808
Depreciation and amortization	2,680	2,768	5,298	5,540
General and administrative	9,582	10,237	17,932	19,390
Other operating, net	106	120	709	878
Total costs and operating expenses	57,592	61,191	109,444	118,177

Income from operations	6,606	6,643	6,387	5,342

Other (expense) income, net:

Interest income	18	-	34	-
Interest expense	(48)	(59)	(94)	(137)
Total other expense, net	(30)	(59)	(60)	(137)

Income before income taxes	6,576	6,584	6,327	5,205

Income tax expense	(223)	(234)	(218)	(95)

Net income	6,353	6,350	6,109	5,110

Redeemable preferred stock dividends and deemed dividends		(104)		(588)

Less: Net income attributable to noncontrolling interest	(17)	-	(17)	-

Net income attributable to Jamba, Inc.	$6,336	$6,246	$6,092	$4,522

Weighted-average shares used in computation of loss per share:
Basic	17,200,698	16,793,260	17,182,893	16,478,352
Diluted	17,611,007	17,473,249	17,604,395	16,895,654

Earnings per share attributable to Jamba, Inc. common shareholders:
Basic	$0.37	$0.37	$0.36	$0.27
Diluted	$0.36	$0.36	$0.35	$0.27

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

Adjusted for One-Time Costs Associated with Juice Launch

	Reported	Juice Launch	As Adjusted
	13 Week	One-Time Costs	13 Week
	Period Ended		Period Ended
(In thousands except share and per share amounts)	July 1, 2014		July 1, 2014

Revenue:
Company stores	$58,632	$-	$58,632
Franchise and other revenue	5,566	165	5,731
Total revenue	64,198	165	64,363

Costs and operating expenses:
Cost of sales	13,587	(477)	13,110
Labor	16,243	(419)	15,824
Occupancy	6,899	-	6,899
Store operating	8,495	(33)	8,462
Depreciation and amortization	2,680	-	2,680
General and administrative	9,582	(303)	9,279
Other operating, net	106	-	106
Total costs and operating expenses	57,592	(1,232)	56,360

Income from operations	6,606	1,397	8,003

Other (expense) income, net:

Interest income	18	-	18
Interest expense	(48)	-	(48)
Total other expense, net	(30)	-	(30)

Income before income taxes	6,576	1,397	7,973

Income tax expense	(223)	(47)	(270)

Net income	6,353	1,350	7,703

Net income attributable to noncontrolling interest	(17)	-	(17)

Net income attributable to Jamba, Inc.	$6,336	$1,350	$7,686

Weighted-average shares used in computation of earnings per share:
Basic	17,200,698		17,200,698
Diluted	17,611,007		17,611,007

Earnings per share attributable to Jamba, Inc. common shareholders:
Basic	$0.37		$0.45
Diluted	$0.36		$0.44

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

Adjusted for One-Time Costs Associated with Juice Launch

	Reported	Juice Launch	As Adjusted
	26 Week	One-Time Costs	26 Week
	Period Ended		Period Ended
(In thousands except share and per share amounts)	July 1, 2014		July 1, 2014

Revenue:
Company stores	$105,904	$-	$105,904
Franchise and other revenue	9,927	165	10,092
Total revenue	115,831	165	115,996

Costs and operating expenses:
Cost of sales	25,169	(477)	24,692
Labor	30,573	(419)	30,154
Occupancy	13,866	-	13,866
Store operating	15,897	(33)	15,864
Depreciation and amortization	5,298	-	5,298
General and administrative	17,932	(303)	17,629
Other operating, net	709	-	709
Total costs and operating expenses	109,444	(1,232)	108,212

Income from operations	6,387	1,397	7,784

Other (expense) income, net:

Interest income	34	-	34
Interest expense	(94)	-	(94)
Total other expense, net	(60)	-	(60)

Income before income taxes	6,327	1,397	7,724

Income tax expense	(218)	(47)	(265)

Net income	6,109	1,350	7,459

Net income attributable to noncontrolling interest	(17)	-	(17)

Net income attributable to Jamba, Inc.	$6,092	$1,350	$7,442

Weighted-average shares used in computation of earnings per share:
Basic	17,182,893		17,182,893
Diluted	17,604,395		17,604,395

Earnings per share attributable to Jamba, Inc. common shareholders:
Basic	$0.36		$0.43
Diluted	$0.35		$0.42

JAMBA, INC.

(Unaudited)

STORE COUNT
	NUMBER OF STORES
	COMPANY	FRANCHISE		TOTAL
		Domestic	International
Quarter ended July 1, 2014
At December 31, 2013	268	535	48	851
Opened	-	22	8	30
Closed	(2)	(14)	(8)	(24)
Refranchised	(8)	8		-
At July 1, 2014	258	551	48	857

Quarter ended July 2, 2013
At January 1, 2013	301	473	35	809
Opened	2	17	9	28
Closed	-	(6)	(2)	(8)
Refranchised	(8)	8	-	-
At July 2, 2013	295	492	42	829

COMPARABLE STORE SALES
	13 Week	13 Week	26 Week	26 Week
	Period Ended	Period Ended	Period Ended	Period Ended
	July 1, 2014	July 2, 2013	July 1, 2014	July 2, 2013

Perc\entage Change in Comparable store sales
Company stores	2.5%	2.2%	1.6%	2.8%
Franchise stores	2.0%	1.2%	1.2%	0.2%
System-wide	2.2%	1.7%	1.4%	1.5%

Percentage Change in Comparable Company store sales
Traffic effect	-1.6%	1.6%	-3.6%	1.5%
Average check effect	4.1%	0.6%	5.2%	1.3%
Total Comparable Company store sales	2.5%	2.2%	1.6%	2.8%